                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


          Fall River Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             FALL RIVER GAS COMPANY
                             155 NORTH MAIN STREET
                                  P.O. BOX 911
                      FALL RIVER, MASSACHUSETTS 02722-0911
                           TELEPHONE: (508) 675-7811

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 10, 2000

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Fall River Gas Company will be held at the office of Fall River Gas Company on February 10, 2000, beginning at 10:00 a.m. (Eastern Time), for the following purposes:

    (1) To consider and act upon a proposal to fix the number of Directors at nine (9) and to elect three (3) Class C Directors;

    (2) To designate auditors for the 2000 fiscal year;

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The stock transfer books will not be closed, but only holders of record at the close of business on December 13, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          Robert J. Pollock, Clerk

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT THAT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             FALL RIVER GAS COMPANY

                                PROXY STATEMENT

                                                               December 17, 1999

                                   IMPORTANT

    MASSACHUSETTS LAW REQUIRES THAT THE HOLDERS OF A MAJORITY OF FALL RIVER GAS COMPANY'S OUTSTANDING COMMON STOCK BE PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING IN ORDER TO CONSTITUTE A QUORUM. STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ASSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY. BROKER NON-VOTES, ABSTENTIONS, AND WITHHOLD AUTHORITY VOTES ALL COUNT FOR THE PURPOSE OF DETERMINING A QUORUM. IN THE ABSENCE OF A QUORUM, THE ANNUAL MEETING WILL BE ADJOURNED UNTIL A TIME ANNOUNCED AT SUCH MEETING. AT THE ADJOURNED MEETING, THE STOCKHOLDERS IN ATTENDANCE, ALTHOUGH LESS THAN A QUORUM, WILL NEVERTHELESS CONSTITUTE A QUORUM TO ACT ON ALL THE MATTERS INCLUDED IN THIS PROXY STATEMENT, IF THE ADJOURNMENT HAS BEEN AT LEAST FIFTEEN DAYS.

    BY WHOM PROXY SOLICITED AND SOLICITATION EXPENSES. The accompanying proxy is solicited by the Board of Directors of Fall River Gas Company (the "Company") for use at the Annual Meeting of Stockholders to be held at the office of the Company, 155 North Main Street, Fall River, Massachusetts, on Thursday,
February 10, 2000 at 10:00 a.m. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. The expense of soliciting proxies will be borne by the Company.

    The approximate date upon which this proxy statement and the accompanying proxy will first be mailed to stockholders is December 17, 1999. In addition to solicitation by mail, some solicitation may be made by employees or agents of the Company by telephone or personal interview.

    The Company mails herewith to all stockholders entitled to vote a copy of its Annual Report for the fiscal year ended September 30, 1999, which contains detailed financial information concerning the Company. Upon the written request of any stockholder, the Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, as discussed further on page 13.

    RIGHT TO REVOKE PROXY. Any stockholder giving the proxy enclosed with this statement has the power to revoke the proxy at any time prior to the exercise thereof. Such revocation may be by writing (which may include a later dated proxy) received by the Clerk, Fall River Gas Company, 155 North Main Street, Post Office Box 911, Fall River, Massachusetts 02722-0911, received no later than February 9, 2000, if by mail, or prior to the exercise of the proxy if delivered by hand. Revocation may also be effected orally at the meeting prior to the exercise of the proxy.

    PROPOSALS OF STOCKHOLDERS. If a Stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and wants that proposal to be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be received by the Office of the Clerk, Fall River Gas Company, 155 North Main Street, Post Office Box 911, Fall River, Massachusetts 02722-0911 by August 18, 2000. As to any proposal that a stockholder intends to present to stockholders without being included in the Company's proxy statement for the Company's 2000 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal, unless the Company receives notice of the matter to be proposed not later than November 1, 2000. Even if proper notice is received on or prior to November 1, 2000, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposals and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal as set forth in Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

    VOTING SECURITIES OUTSTANDING. There were 2,208,146 shares of common stock outstanding and entitled to vote on December 13, 1999 (the "Record Date"). Each share of common stock is entitled to one vote. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

    Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements. However, each is tabulated separately. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

BENEFICIAL OWNERS OF MORE THAN 5% OF FALL RIVER GAS COMPANY'S COMMON STOCK

    At the close of business on September 30, 1999, directors and officers of Fall River Gas Company beneficially owned and were entitled to vote approximately 274,984 or shares of Fall River Gas Company common stock, which represented approximately 12.5% of the shares of Fall River Gas Company common stock outstanding on that date. No person or group owns of record or is known by Fall River Gas Company to own beneficially more than 5% of Fall River Gas Company's outstanding common stock, other than as set forth in the following table.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY
                                                                 OWNED AS OF       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          SEPTEMBER 30, 1999   OF CLASS
------------------------------------                          ------------------   --------
Ronald J. Ferris............................................   145,059 Shares(1)     6.6%
75 GAR Highway
Swansea, Massachusetts

Barbara N. Jarabek..........................................   295,710 Shares(2)    13.4%
103 South Washington Drive
Sarasota, Florida

Mario Gabelli/Gabelli Funds.................................   110,500 Shares(3)     5.0%
Gabelli Asset Management Inc.,
One Corporate Center
Rye, NY

------------------------

(1) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

(2) Consists of shares held in two trusts for which Barbara N. Jarabek is trustee, and with respect to which Mrs. Jarabek possesses sole power to vote and sole investment power.

(3) Mario Gabelli, in conjunction with several affiliated investment funds, filed a Schedule 13D with the Securities Exchange Commission on July 9, 1999, reporting beneficial ownership of 5% of Fall River Gas Company's outstanding common stock.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The by-laws of Fall River Gas Company provide that the number of directors shall be fixed at the annual meeting of stockholders each year at a number not less than three nor more than nine. The board of directors proposes that the number of directors for the ensuing year be set at nine. The articles of organization of Fall River Gas Company provide that the board of directors be divided into three classes, with staggered three-year terms, so that the term of office of one class expires each year.

    The board of directors is divided into three separate classes, currently consisting of three Class A directors, three Class B directors and three
Class C directors, the terms of which expire as set forth in the table below. Except as noted, directors serving in each class have been elected in prior years by the stockholders to serve until the election and qualification of their respective successors in office. At each annual meeting of stockholders, the stockholders of Fall River Gas Company have the right to elect the appropriate number of persons to serve for a three-year period as directors of the class whose terms then expire, the right to increase the number of directors (not to exceed nine) and the right to elect directors to fill the new directorships created by any such increase. Any directorship which may become vacant by reason of death, resignation or otherwise than by expiration of term may be filled by the board of directors, as provided in the by-laws.

    The term of the Class C directors is scheduled to expire at the 2000 annual meeting of stockholders and the board has set at three the number of Class C directors to be elected at this meeting. The board has nominated for election the three incumbents in such class: Cindy L. J. Audette, Jack R. McCormack and Donald Patnode. It is the intention of the persons named below as proxies, in the absence of contrary specification, to vote "FOR" the reelection of each of the foregoing persons to serve as director until the election and qualification of his successor. In the event of any vacancy in the foregoing list of nominees prior to the annual meeting of stockholders (which the board of directors does not anticipate), the persons named as the proxies will vote for such person or persons acceptable to the board of directors.

    The following information is furnished with respect to each nominee for election as a director, for each director whose term of office will continue after the meeting, and for each of the executive officers identified in the summary compensation table on page 8 below. Each of the individuals in the following table has furnished the information opposite his or her name.

                                                                  SHARES OF
                                                                    COMMON
                                                              STOCK BENEFICIALLY
                                                                 OWNED AS OF
                                                                SEPTEMBER 30,      PERCENT
NAME                                                                 1999          OF CLASS
----                                                          ------------------   --------
NOMINEES FOR ELECTION AS CLASS C DIRECTORS FOR A TERM OF
  THREE YEAR EXPIRING AT THE 2003 ANNUAL MEETING:

Cindy L. J. Audette, 37, Director and Vice President, Jack
  Realty, Inc.; formerly, Loan Officer, Bank of Boston, Real
  Estate Division, 1986-1990. A Director since 1992. Chair
  of the Compensation Committee and member of the Audit and
  Executive Committees. Sister-in-law of Gilbert C.
  Oliveira, Jr., a Director of the Company.                        12,530(1)           *

Jack R. McCormick, 75, Financial Consultant to the Company.
  Previously served as President of the Company, 1973-1986.
  A Director since 1974. Chair of the Audit Committee and
  member of the Compensation Committee. Director also of
  Corning Natural Gas Corporation.                                    4,831            *

Donald R. Patnode, 71, Retired. Formerly, Business
  Consultant; President of Industrial Filters & Equipment
  Corporation 1989-1994; President of North East Water
  Service, 1957-1989. A Director since 1984. Member of the
  Audit and Executive Committees. Director also of Corning
  Natural Gas Corporation.                                            1,750            *

CLASS A DIRECTORS WHOSE TERM EXPIRES AT THE 2001 ANNUAL
MEETING:

Thomas K. Barry, 54, President and Chief Executive Officer
  of Corning Natural Gas Corporation since 1984. A Director
  since 1992. Member of the Audit Committee. Director also
  of Corning Natural Gas Corporation.                                 2,200            *

                                                                  SHARES OF
                                                                    COMMON
                                                              STOCK BENEFICIALLY
                                                                 OWNED AS OF
                                                                SEPTEMBER 30,      PERCENT
NAME                                                                 1999          OF CLASS
----                                                          ------------------   --------
Thomas H. Bilodeau, 57, Vice President-Finance, Medical &
  Environmental Coolers, Inc. since 1990; formerly, Partner,
  R. A. Kingrey Co., 1988-1990. A Director since 1987.
  Member of the Pension Committee. Director also of Corning
  Natural Gas Corporation.                                          9,006(2)           *

Gilbert C. Oliveira, Jr., 43, Vice President, Gilbert C.
  Oliveira Insurance Agency, and President, G. Curt Oliveira
  Insurance Agency since 1988. A Director since 1992. Member of the Pension and Compensation Committees. Brother-in-law
  of Cindy L. J. Audette, a Director of the Company.               12,529(3)           *

CLASS B DIRECTORS WHOSE TERMS EXPIRE AT THE 2002 ANNUAL
  MEETING:

Bradford J. Faxon, 61, President of the Company since 1986.
  Chair of the Board of Directors and of the Pension
  Committee; member of the Audit and Executive Committees. A
  Director since 1978. Formerly, Executive Vice-President
  and Vice-President of Commercial and Industrial Sales. Son
  of Raymond H. Faxon, a Director of the Company. Director
  also of Corning Natural Gas Corporation.                         40,306(4)         1.8%

Raymond H. Faxon, 92, Financial Consultant since before
  1988. A Director since 1955. Vice Chair of the Board,
  Chair of the Executive Committee and member of the Pension
  Committee. Father of Bradford J. Faxon, President and a
  Director of the Company.                                         57,370(5)         2.6%

Ronald J. Ferris, 57, President of Venus de Milo, Inc.,
  Interstate Motel Corp. and Ferris Realty since before
  1988. A Director since 1984. Member of the Pension and
  Compensation Committees.                                        145,059(6)         6.6%

OTHER INDIVIDUALS IDENTIFIED IN THE SUMMARY COMPENSATION
  TABLE ON PAGE 8:

Peter H. Thanas, 55, Sr. Vice President and Treasurer of the
  Company.                                                          3,979(7)           *

John F. Fanning, 53, Vice President of the Company.                     100            *

------------------------

*   Less than one percent.

(1) Includes 660 shares held jointly with spouse (with shared voting and investment power).

(2) Includes 7,746 shares held in trust for Thomas H. Bilodeau's children.

(3) Comprised of 9,529 shares held by Mr. Oliveira's spouse as custodian for a minor child of Mr. Oliveira.

(4) Includes 4,952 shares held as custodian for Bradford J. Faxon's children.

(5) Comprised of 57,370 shares held in trust, for which Raymond H. Faxon is a trustee.

(6) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

(7) Includes 2,098 shares held jointly with spouse (with shared voting and investment power).

    The board of directors has a standing audit committee, consisting of Mr. J. McCormick, as Chair, and Ms. C. Audette and Messrs. T. Barry, B. Faxon and D. Patnode, which recommends the selection of independent auditors and reviews the plan and results of the independent audit. The audit committee held one meeting during the fiscal year ended September 30, 1999. The board of directors also has a standing compensation committee consisting of Ms. Audette, as chair, and Messrs. R. Ferris, J. McCormick and G. Oliveira, to consider and recommend to the board of directors the amount and terms of compensation paid to the officers of Fall River Gas Company. The compensation committee met one time during the fiscal year ended September 30, 1999. The board of directors does not have a standing nominating committee, nor a committee performing similar functions. The board of directors met seven times during fiscal year 1999. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he or she served during the fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of Fall River Gas Company's stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to Fall River Gas Company and written representations from the executive officers and directors, Fall River Gas Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with for Fiscal 1999.

                             EXECUTIVE COMPENSATION

    COMPENSATION OF EXECUTIVE OFFICERS. The following table contains the compensation paid or accrued by Fall River Gas Company and its subsidiary during the three consecutive fiscal years ended September 30, 1999 to Fall River Gas Company's chief executive officer and to each executive officer whose total annual salary and bonus exceeded $100,000. Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, including directorships, for services rendered during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE
                             ANNUAL COMPENSATION(1)

NAME AND                                                                                     ALL OTHER
PRINCIPAL POSITION                                        YEAR     SALARY(2)    BONUS     COMPENSATION(3)
------------------                                      --------   ---------   --------   ---------------
Bradford J. Faxon.....................................    1999     $249,098       0            $4,800
President                                                 1998      234,708       0             3,000
                                                          1997      222,783       0             4,200

Peter H. Thanas.......................................    1999     $174,022       0            $1,400
Senior Vice President and Treasurer                       1998      159,850       0               800
                                                          1997      153,252       0             1,200

John F. Fanning.......................................    1999     $104,508       0            $    0
Vice President                                            1998       99,148       0                 0
                                                          1997       93,811       0                 0

------------------------

(1) Fall River Gas Company did not pay any long-term compensation to its chief executive officer or to its other executive officers during the fiscal years ended September 30, 1999, 1998 and 1997.

(2) The amounts in this column represent the aggregate of cash compensation received and compensation deferred by the named executive officers, as well as matching contributions made by Fall River Gas Company on behalf of the named executive officers to Fall River Gas Company's 401(k) savings plan (the "savings plan").

(3) Consists of director's fees paid to the named executive officers by Fall River Gas Company and its subsidiary.

    COMPENSATION PURSUANT TO PLANS. Fall River Gas Company maintains two defined benefit pension plans, one for union employees and one for non-union employees, including executive officers. The following table shows the annual benefits payable under the pension plan for non-union employees (the "pension plan") upon the age of 65 to eligible employees in various base salary groups and with various periods of service. The annual benefits formula is based on the number of years of service and the employee's average base salary for the four consecutive years yielding the highest such average, subject, however, to the $160,000 per year statutory maximum. Although service may be credited beyond the normal retirement age (I.E., 65), benefits received under the pension plan are computed on the basis of earnings received at age 65.

                               PENSION PLAN TABLE

                                                                            30 YEARS
REMUNERATION                15 YEARS       20 YEARS       25 YEARS       AND THEREAFTER
------------                --------       --------       --------       --------------
      $100,000               30,000         40,000         50,000            60,000
       125,000               37,500         50,000         62,500            75,000
       140,000               42,000         56,000         70,000            84,000
       155,000               46,500         62,000         77,500            93,000
       170,000               48,000         64,000         80,000            96,000
       185,000               48,000         64,000         80,000            96,000
       200,000               48,000         64,000         80,000            96,000

    Messrs. Bradford J. Faxon, Peter H. Thanas, and John F. Fanning the individuals named in the preceding summary compensation table, have 36 years, 22 years and 20 years, respectively, of credited service under the pension plan. The compensation covered by the pension plan is that shown in the summary compensation table, excepting any bonus amounts.

    Additionally, Fall River Gas Company has entered into agreements with each of Messrs. Bradford J. Faxon and Peter H. Thanas (collectively, the "supplemental benefits agreements"), which provide that the officer covered thereby and retiring after the age of 60 is entitled to receive monthly payments equal to thirty-five percent (35%) of the officer's monthly salary at retirement for either life or 180 months, whichever is longer. Retirement benefits otherwise available upon retirement at age 60 under the supplemental benefits agreements are reduced cumulatively by four percent (4%) for each year prior to age 60 in which the covered officer retires; provided, however, that an officer covered under a supplemental benefits agreement receives no retirement benefits thereunder in the event that such officer retires before age 55. The supplemental benefits agreements further provide that in the event that an officer covered by such an agreement dies prior to retirement, such officer's designated beneficiary is entitled to receive monthly payments equal to fifty percent (50%) of the officer's monthly salary at death for 180 months.

    Eligibility to enter into a supplemental benefits agreement, or equivalent thereof, is based upon employee performance, service and value to Fall River Gas Company; such eligibility is determined on an individual basis by the board of directors. Currently, Messrs. Bradford J. Faxon and Peter H. Thanas are the only officers of Fall River Gas Company covered by supplemental benefits agreements, and no payments have been made to date under such agreements. The supplemental benefits agreements are in addition to the amounts shown in the summary compensation table and are not subject to limitation.

    Fall River Gas Company maintains a deferred compensation plan which is available to all officers. Eligible officers may elect to defer receiving any portion of their salary until the termination of their employment with Fall River Gas Company. Interest accrues on amounts deferred at a rate fixed by the board of directors; currently, such rate is the (variable) prime rate of a Boston bank. Upon termination of employment, participants receive amounts accrued under the plan. The participants may elect to receive amounts over a period of not less than one year nor longer than their contribution period. The amounts deferred by Messrs. B. Faxon, P. Thanas and J. Fanning in fiscal year 1999 are included in the compensation figures in the table on page 8.

    All full-time, salaried and non-union hourly employees of Fall River Gas Company who have completed one year of service may participate in the savings plan as of the following January 1 or July 1.

Under the savings plan, participants may contribute up to 20% of their compensation subject to statutory limitations. Fall River Gas Company will match 100% of the participant's contributions up to a total of 4% of the participant's compensation. Company matching contributions become fully vested to the participants after five years of service. Participants may select one of nine investment plans for their account or a combination thereof. Distribution of amounts accumulated under the savings plan occurs upon the termination of employment or the death of the participant. The savings plan also contains loan and hardship withdrawal provisions. During the fiscal year ended September 30, 1999, no amounts were distributed to executive officers under the savings plan. The amounts accrued under the savings plan by Messrs. Bradford J. Faxon and Peter H. Thanas in fiscal 1999 are included in the compensation figures in the table on page 8.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. Effective September 30, 1991, Fall River Gas Company entered into employment contracts with its president and chief executive officer, Bradford J. Faxon and with its senior vice president, treasurer and chief financial officer, Peter H. Thanas. Under the terms of such employment contracts, Mr. Faxon is compensated for his duties as an officer and director and Mr. Thanas is compensated for his duties as an officer with respective salaries in amounts determined from time to time by the board of directors. The term of each employment contract was initially five years, unless earlier terminated by an act of either Fall River Gas Company or the respective officer. Beginning in September 1993 and annually thereafter, the remaining term of each employment contract is automatically extended for an additional one-year period. On November 30, 1998, Fall River Gas Company entered into a similar employment contract with John Fanning. The employment contracts further provide that upon any change in control of Fall River Gas Company leading to the termination of the subject officer's employment with Fall River Gas Company, Fall River Gas Company shall pay such officer three times the officer's then present annual salary, or such lesser amount in order to avoid certain adverse tax consequences under the Internal Revenue Code.

    These agreements provide that, if during a period of 36 months (the "Employment Period") following a "Change in Control" of Fall River Gas Company (as defined in the agreements), the officer is terminated without cause or terminates his or her own employment as a result of certain adverse actions by Fall River Gas Company or its successors, as more fully set forth in such agreements, such officer shall receive a lump sum severance amount and continuation of certain welfare plan benefits. The lump sum severance payment is an amount equal to three times the annual (or annualized) compensation paid to the executive during the period ending before the date of termination. The maximum value of the severance payments which may become payable to these three executive officers in the aggregate under the terms of their agreements is approximately $1,500,000.

    On October 4, 1999, these agreements were amended, which amendments will become effective as of the effective date of the merger, to provide for payment to Messrs. Faxon, Thanas and Fanning totalling $2,000,000, conditional upon their continued employment with the company in equal monthly installments over an eighteen month period commencing on the effective date of the merger, which payments can be offset against severance payments owing under the agreements.

    COMPENSATION OF DIRECTORS. The current annual director's compensation is $5,500. In addition, directors are paid $400 for each board of directors' meeting attended, and $300 for each audit, compensation or pension committee meeting attended. Furthermore, those directors who are members of the executive committee are paid $2,000 annually for their services on the committee, and those directors who are members of the audit, compensation and pension committees are paid an additional $500 annually for their services on those committees. In addition to the aforementioned compensation, the chairs of the audit, executive, compensation and pension committees receive annual payments of $1,000, $2,500, $500 and $500, respectively.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Directors Audette, Ferris, McCormick and Oliveira served on the compensation committee during the last fiscal year. Ms. Audette is the daughter of Mrs. Barbara N. Jarabek, who beneficially owns 13.4% of the voting securities of Fall River Gas Company; Mr. Oliveira is the son-in-law of Mrs. Jarabek. Mr. Ferris beneficially owns 6.6% of the voting securities of Fall River Gas Company. Mr. McCormick is a former executive officer of Fall River Gas Company.

    Director Bradford J. Faxon, the president and an executive officer and director of Fall River Gas Company, is a member of the compensation committee of Corning Natural Gas Corporation's board of directors. Thomas K. Barry, the president of Corning Natural Gas Corporation, is a director of the Company.

    REPORT OF THE DIRECTOR AND EXECUTIVE COMPENSATION COMMITTEE. The director and executive compensation committee of the board of directors has furnished the following report concerning executive compensation:

    "The compensation of executive officers of Fall River Gas Company is formally reviewed and established annually by the compensation committee of the board of directors, subject to approval by the board. Fall River Gas Company does not have in effect any separately existing incentive plan for executive compensation. In its annual review and in setting compensation for executives, the compensation committee considered and gave weight to financial and operating results, earnings levels and return on common equity, development and implementation of short term and long term planning objectives, achievement of cost containment in Fall River Gas Company's operations, the state of relations between Fall River Gas Company and its customers, regulatory authorities and the public generally and the degree of achievement of personal and management goals established from time to time.

    The compensation committee, using information provided by independent sources, publicly available information concerning other public utilities similar in size to Fall River Gas Company and information from industry organizations, reviewed earnings levels and return on common equity realized by Fall River Gas Company on a comparative basis with other similar companies. The compensation committee also reviewed information concerning executive compensation paid by other gas distribution companies in Massachusetts and the New England area.

    Fall River Gas Company adopted some years ago, and the compensation committee reviews periodically, with the assistance of Fall River Gas Company personnel and outside consultants as necessary, salary ranges for each executive officer of Fall River Gas Company. In determining salary ranges for each executive officer, reference is made in part to information concerning salaries paid by other regional utility companies and to such executive officer's comparative responsibilities. The compensation committee established what it believed to be an appropriate compensation level for each executive within the salary range by reference to an assessment of each executive's job performance and the factors set forth above. In setting executive compensation for the past year, the compensation committee gave greater weight to salaries of executive officers of comparable public utility companies and other gas distribution companies in Massachusetts and the New England region, as well as the degree of achievement by the executive officers of personal and management goals."

    PERFORMANCE GRAPH. The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested on September 30, 1994 in each of (i) the Company's common stock,
(ii) the NASDAQ Stock Market--U.S. Index, and (iii) a peer group consisting of 32 companies within the Company's Standard Industrial Classification Code (SIC), the "Peer Group".

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                         AMONG FALL RIVER GAS COMPANY,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      FALL RIVER                     NASDAQ
      GAS COMPANY  PEER GROUP  STOCK MARKET (U.S.)
9/94          100         100                  100
9/95           96         113                  138
9/96           79         140                  164
9/97           60         166                  225
9/98           71         167                  229
9/99          102         174                  372

*   $100 INVESTED ON 9/30/94 IN STOCK OR INDEX-
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING SEPTEMBER 30.

                             SELECTION OF AUDITORS
                                (PROPOSAL NO. 2)

    It is recommended that Arthur Andersen LLP, Certified Public Accountants, of Boston, Massachusetts, be designated as auditors for Fall River Gas Company for the fiscal year ending September 30, 2000. Arthur Andersen LLP has no direct or indirect financial interest in Fall River Gas Company or of its subsidiary and has never had any connection with Fall River Gas Company or of its subsidiary in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Arthur Andersen LLP, which has served as principal accountant for Fall River Gas Company for the past fiscal year, is expected to be present at the annual meeting of stockholders, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

    Except for the matters set forth above, the board of directors knows of no other matters which may be presented to the annual meeting of stockholders, but if any other matters properly come before such meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment.

    As the Company has previously disclosed to the public by press release dated October 5, 1999, the Company's Board of Directors accepted a proposal from Southern Union Company for the acquisition of the Company's Common Stock and the merger of the Company into Southern Union Gas Company. This requires the approval of the holders of the Company's Common Stock, which will be solicited in the first calendar quarter of 2000 and presented to a special meeting of shareholders in the second calendar quarter of 2000.

    PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                                          By Order of the Board of Directors,

                                          Robert J. Pollock, Clerk

    All holders of common stock of Fall River Gas Company may obtain, without charge, a copy of Fall River Gas Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission. The report will be furnished upon request made in writing to:

                           Bradford J. Faxon, President
                           Fall River Gas Company
                           155 North Main Street
                           Post Office Box 911
                           Fall River, Massachusetts 02722-0911

PROXY                        FALL RIVER GAS COMPANY                        PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 10, 2000

    The undersigned, having received the Notice of the Annual Meeting of Stockholders and Proxy Statement of Fall River Gas Company (the "Company"), dated December 17, 1999, hereby appoints Cindy L. J. Audette, Bradford J. Faxon, Raymond H. Faxon and Donald R. Patnode, and any of them, as proxy or proxies of the undersigned, to vote the shares of the common stock of the Company owned by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company in Fall River, Massachusetts on Thursday, February 10, 2000, at 10:00 A.M. local time and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at said meeting with full power of substitution or revocation. The following purposes for which this proxy may be exercised are set forth in the Notice of the Annual Meeting of Stockholders and are more fully set forth in the Proxy Statement.

1.                      FOR / /  AGAINST / /  ABSTAIN / /  The proposal to fix the number of Directors at nine and the election as Class C
                        Directors the nominees of Cindy L. J. Audette, Jack R.
                        McCormack and Donald Patnode, except as written in the space below.
                        ------------------------------------------------------------
                        WITHHOLD AUTHORITY TO VOTE ON / /  The election of all
                        nominees listed above, as a group.
2.                      FOR / /  AGAINST / /  ABSTAIN / /  The designation of Arthur
                        Andersen LLP, Certified Public Accountants, as auditors for the Company for the fiscal year ending September 30, 2000.
3.                      To act upon such other matters as may come before the
                        meeting.

    The undersigned ratifies and confirms all that said proxy(ies) may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have and may exercise all of the powers of proxies hereunder, or if only one be present and acting, then that one shall have and may exercise all of said powers.

                                                                          (Over)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE IN REGARD TO THE PROPOSALS NUMBERED 1 AND 2 IN THE ABSENCE OF A SPECIFICATION, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN AND FOR THE PROPOSAL NUMBERED 2.

                                              Dated:                      ,

                                              ___________________________ (L.S.)

                                              ___________________________ (L.S.)

                                              Stockholders should sign here
                                              exactly as the name or names are
                                              printed. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your full
                                              title as such. Joint owners should
                                              each sign personally.

                                   IMPORTANT

         PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.